Exhibit 99.1

216 16th St., Suite 1350 Denver, CO 80202 (303) 893-9000

FOR IMMEDIATE RELEASE

Contact:
MDC GROUP
Investors:
David Castaneda or Arsen Mugurdumov
414.351.9758
Media:
Susan Roush
747.222.7012

Lilis Energy Signs Agreement to Acquire

Core Wattenberg Acreage and Production for $5.5 Million

Additional Commitment of $1.6 Million for Ongoing Drilling and Completion

Denver, May 5, 2015 – Lilis Energy, Inc. (NASDAQ: LLEX) (“Lilis” or “the Company”) announced today that it has entered into an agreement with a private party seller to acquire certain non-operated leasehold working interests including interests in 53 producing wells and a 640 gross (499 net) acre block of undeveloped leasehold for a purchase price of $5.5 million. All of the assets are located in the core area of the Wattenberg Field in Weld County, Colorado. If the transaction is consummated, the Company’s acquisition would add, as of an agreed upon March 1, 2015 effective date, a pre–tax present value of estimated future net revenues discounted at 10% (PV 10%) of approximately $3.7 million of proved developed producing reserves (“PDP”) and approximately $32.4 million total proved reserves, calculated using strip prices as of April 30, 2015. Following the closing, it is anticipated that the Company would pay an aggregate of approximately $1.6 million for its proportionate share of the ongoing cost of additional wells that are currently in varying stages of drilling and completion pursuant to outstanding authorizations for expenditure. The closing of the acquisition is anticipated to occur prior to June 1, 2015 subject to final due diligence and satisfaction of customary closing conditions. The purchase price is subject to pre and post-closing adjustments.

In addition, one of the agreements grants to Lilis a right of first refusal to acquire an additional 540 gross (416 net) acres in the core area of the Wattenberg Field from the sellers.

“This acquisition is one of numerous initiatives underway to increase our production and drive our reserve growth,” said Avi Mirman, CEO and Director of Lilis Energy. “These assets are positioned in the sweet spot of the Wattenberg Field and would immediately increase our daily production, with great upside production growth from the proved undeveloped reserves.”

The Company has secured a financing commitment to complete this acquisition from the recently announced $50 million credit facility with Heartland Bank, as administrative agent.

“The time is ripe for the acquisition of producing and reserve-rich assets at favorable valuations. We are in a good position to take advantage of this opportunity and continue to execute on our business strategy,” Mirman added.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a Denver-based independent oil and gas exploration and production company that operates in the Denver-Julesburg (DJ) Basin, where it holds approximately 40,100 gross, 39,000 net acres. Lilis Energy's near-term E&P focus is to pursue strategic acquisitions and grow current reserves and production in its Wattenberg Field acreage targeting the Niobrara benches and Codell Sandstone. For more information, please contact MDC Group (414) 351-9758 or visit www.lilisenergy.com.

Forward-Looking Statements

This press release may include or incorporate by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are based on current expectations about Lilis Energy, Inc. “Lilis”), its properties, its estimates of required capital expenditures and the oil and gas industry.  The reader can identify these forward-looking statements when you see use of words such as "expect," "will", "anticipate," "indicate," "estimate," "believes," "plans" and other similar expressions.  These forward-looking statements involve risks and uncertainties.  In particular, oil and gas operations involve substantial costs and are subject to various economic risks.  The oil and gas operations of Lilis are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells.  Actual results could differ materially from those anticipated in these forward-looking statements.  Such uncertainties include the success of project financing efforts, accuracy of well test results, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, and the successful management of capital expenditures, and other normal business risks.  Lilis undertakes no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  Lilis cautions the reader to not to place undue reliance on those statements.

Additionally, the SEC requires oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, under existing economic conditions, operating methods, and governmental regulations. The SEC permits the optional disclosure of probable and possible reserves. From time to time, we elect to use “probable” reserves and “possible” reserves, excluding their valuation. The SEC defines “probable” reserves as “those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC defines “possible” reserves as “those additional reserves that are less certain to be recovered than probable reserves.” The Company has applied these definitions in estimating probable and possible reserves. Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s reserves reporting guidelines. Investors are urged to consider closely the disclosure in our SEC filings that may be accessed through the SEC’s website at www.sec.gov.

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PV10%: Pre-tax PV10% of proved reserves may be considered a non-GAAP financial measure as defined by the SEC and is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable US GAAP financial measure. Pre-tax PV10% is computed on the same basis as the standardized measure of discounted future net cash flows but without deducting future income taxes. We believe pre-tax PV10% is a useful measure for investors for evaluating the relative monetary significance of our anticipated acquisition of the oil and natural gas properties that are the subject of the Assets Purchase and Sale Agreement. We further believe investors may utilize our pre-tax PV10% as a basis for comparison of the relative size and value of proved reserves to other companies because many factors that are unique to each individual company impact the amount of future income taxes to be paid. Our management uses this measure when assessing the potential return on investment related to our oil and gas properties and acquisitions. However, pre-tax PV10% is not a substitute for the standardized measure of discounted future net cash flows. Our pre-tax PV10% and the standardized measure of discounted future net cash flows do not purport to present the fair value of any proved oil, NGL and natural gas reserves.

The SEC’s rules prohibit us from filing resource estimates. Our resource estimations include estimates of hydrocarbon quantities for (i) new areas for which we do not have sufficient information to date to classify as proved, probable or even possible reserves, (ii) other areas to take into account the low level of certainty of recovery of the resources and (iii) uneconomic proved, probable or possible reserves. Resource estimates do not take into account the certainty of resource recovery and are therefore not indicative of the expected future recovery and should not be relied upon. Resource estimates might never be recovered and are contingent on exploration success, technical improvements in drilling access, commerciality and other factors.

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